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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into Registration Statement Nos. 333-36563, 333-60167, 333-44137, 333-67885, 333-76223, 333-83521, 333-83523,
333-30644, 333-57972, 333-74100, 333-46092 and 333-73864 on Form S-3 and Nos.
333-12747, 333-08990, 333-30304, and 333-57970 on Form S-8 of our report dated
March 27, 2002, appearing in the Annual Report on Form 10-K of Cray Inc., for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the prospectus which are part of such registration statements.

DELOITTE & TOUCHE LLP

Seattle, Washington
March 27, 2002